As filed with the Securities and Exchange Commission on April 20, 2020

Registration No. 333-181358
Registration No. 333-190891
Registration No. 333-204560
Registration No. 333-219881
Registration No. 333-221531
Registration No. 333-227179
Registration No. 333-227180
Registration No. 333-228445
Registration No. 333-231551

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-181358
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-190891
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-204560
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-219881
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-221531
POST-EFFECTIVE AMENDMENT NO. 2 to FORM S-8 REGISTRATION STATEMENT NO. 333-227179
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-227180
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-228445
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-231551

UNDER
THE SECURITIES ACT OF 1933

MELINTA THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

45-4440364
(I.R.S. Employer Identification Number)

44 Whippany Road
Morristown, NJ 07960
(908) 617-1309
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Peter J. Milligan
Chief Financial Officer
Melinta Therapeutics, Inc.
44 Whippany Road
Morristown, NJ 07960
(908) 617-1309
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Cempra, Inc. 2011 Equity Incentive Plan
Cempra, Inc. Sixth Amended and Restated 2006 Stock Plan
2011 Equity Incentive Plan, as amended
Melinta Therapeutics, Inc. 2011 Equity Incentive Plan
Employment Inducement Grants for Daniel Mark Wechsler
Melinta Therapeutics, Inc. 2018 Stock Incentive Plan
Employment Inducement Grant for Peter J. Milligan
Employment Inducement Stock Option Grant for Timothy Simon
Employment Inducement Restricted Stock Unit Grant for Timothy Simon
___________________________
(Full title of the plans)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES
This Post-Effective Amendment (this “Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by Melinta Therapeutics, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”):

•	Registration Statement on Form S-8 (No. 333-181358), filed with the SEC on May 11, 2012;

•	Registration Statement on Form S-8 (No. 333-190891), filed with the SEC on August 29, 2013;

•	Registration Statement on Form S-8 (No. 333-204560), filed with the SEC on May 29, 2015;

•	Registration Statement on Form S-8 (No. 333-219881), filed with the SEC on August 10, 2017;

•	Registration Statement on Form S-8 (No. 333-221531), filed with the SEC on November 13, 2017;

•	Registration Statement on Form S-8 (No. 333-227179), filed with the SEC on September 4, 2018, as amended by Post-Effective Amendment No. 1 on November 16, 2018;

•	Registration Statement on Form S-8 (No. 333-227180), filed with the SEC on September 4, 2018;

•	Registration Statement on Form S-8 (No. 333-228445), filed with the SEC on November 16, 2018; and

•	Registration Statement on Form S-8 (No. 333-231551), filed with the SEC on May 16, 2019.

The purpose of this Amendment is to deregister all remaining securities available for issuance under the Registration Statements.

On April 20, 2020, the Company's Modified Amended Joint Chapter 11 Plan of Reorganization of Melinta Therapeutics, Inc. and its debtors affiliates, dated March 31, 2020, under chapter 11 of Title 11 of the United States Code, as confirmed by the United States Bankruptcy Court for the District of Delaware on April 11, 2020, became effective and all outstanding securities of the Company were cancelled. Accordingly, the Company is filing this Amendment to remove from registration all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morristown, State of New Jersey, on this April 20, 2020. No other person is required to sign this Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

MELINTA THERAPEUTICS, INC.

By:	/s/ Peter J. Milligan
Name: Peter J. Milligan
Title: Chief Financial Officer